SUB-ITEM 77H

As of August 31, 2011, the following entity owns 25% or more of the voting securities of MFS Money Market Fund:

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|PERSON/ENTITY         |PERCENTAGE|
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|RELIANCE TRUST COMPANY|29.87%    |
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